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EXHIBIT 10 L:

                           CHANGE OF CONTROL AGREEMENT

         THIS CHANGE OF CONTROL AGREEMENT ("Agreement") is made and entered into as of the 24th day of March, 2003, by and between CHERYL JEAN MIHITSCH, an individual resident of the State of Ohio ("Employee"), and GLB BANCORP, INC., an Ohio corporation having its principal place of business in Mentor, Ohio (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Employee is a valuable member of the Company's Management, who currently serves as the Company's Chief Financial Officer; and

         WHEREAS, Employee has requested that the Company provide Employee with certain assurances in the event of the occurrence of a change of control as hereinafter set forth; and

         WHEREAS, the Company desires to provide Employee with the assurances requested by the Company in the event of a change of control;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. TERMINATION OF EMPLOYMENT BY EMPLOYEE FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

                  The Company agrees that Employee may terminate her employment by the Company for "Good Reason" (as hereinafter defined) by written notice to the Company in connection with or within the nine (9) month period following the occurrence of a "Change of Control" (as hereinafter defined).

                  For purposes hereof, "Good Reason" shall mean the occurrence in connection with or within the nine (9) month period following a Change of Control of any of the following events:

                           1.1 CHANGE IN STATUS. Any termination of Employee's employment, or any change in Employee's status, title, position, responsibilities or general work environment with which Employee is dissatisfied in Employee's sole and absolute discretion, unless any of the foregoing are due to: (i) Employee's permanent and total disability; (ii) governmental action; or (iii) in the case of termination, unless such termination is for "Cause" as hereinafter defined.

                           1.2 REDUCTION IN COMPENSATION. A reduction by the Company in Employee's salary or bonus compensation.

                           1.3 RELOCATION. The relocation of Employee's principal place of employment to a location that is more than twenty
         (20) miles from Mentor, Ohio.

                           1.4 REDUCTION IN BENEFITS. The failure by the Company to continue to provide Employee with benefits substantially similar to those provided to Employee immediately prior to said Change in Control.


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         2.       CHANGE IN CONTROL; PAYMENTS TO EMPLOYEE

                  2.1 COMPENSATION TO EMPLOYEE. If there is a Change in Control of the Company during the term of this Agreement, Employee shall be entitled to termination payments as provided in Section 3 hereof in the event that Employee's employment by the Company is involuntarily terminated in connection with, or within the nine (9) month period after, the Change in Control, unless such termination is on account of Employee's permanent and total disability or governmental actions or such termination is for Cause. Employee shall likewise be entitled to such payments as are provided for in Section 3 of this Agreement in the event that Employee's employment by the Company is terminated by Employee for Good Reason in connection with, or within the nine (9) month period after, the occurrence of a Change in Control.

                  2.2 DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean:

                      (a) the acquisition by a person or persons acting in concert of the power to vote fifty percent (50%) or more of any class of the Company's voting securities;

                      (b) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving company is represented by shares held by persons who were shareholders of the Company prior to such merger or consolidation; or

                      (c) the Company shall have sold substantially all of its assets to another person. For purposes of this Agreement, the term "person" refers to an individual, corporation, partnership, limited liability company, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

         3.       PAYMENTS UPON CHANGE OF CONTROL

                  In the event of the involuntary termination of Employee's employment by the Company or its successor in connection with, or within the nine (9) month period after, a Change in Control, unless such termination is due to Employee's permanent and total disability or to governmental actions, or is for Cause; or in the event that Employee elects to terminate her employment by the Company for Good Reason in accordance with the provisions of Section 1 hereof in connection with, or within the nine (9) month period after, a Change of Control, then Employee shall be entitled to receive from the Company all compensation and benefits through the effective date of such termination, plus an additional amount equal to Employee's then current annual base salary, such sum to be paid within ninety (90) days following the occurrence of the event entitling Employee to such additional sums. Any amount due Employee pursuant to this provision which is not paid within ninety (90) days shall bear interest at the rate of ten percent (10%) per annum. Employee's entitlement to such payments shall not be reduced or offset on account of any compensation earned or received by Employee from any other employer or source.

         4.       TERMINATION OF EMPLOYEE'S EMPLOYMENT FOR CAUSE

                  The Company may at any time by written notice to Employee, terminate Employee's employment and discharge Employee for "Cause", whereupon the respective rights and obligations of the parties hereunder shall likewise terminate (except as otherwise expressly herein provided). As used herein, the term "Cause" means: chronic alcoholism; drug addiction; conviction of any crime (other than a traffic offense) involving dishonesty or moral turpitude; misappropriation of any money or other assets or


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properties of the Company; other acts of dishonesty; or material failure by
Employee, in the judgment of the Company's Chairman or Vice-Chairman as ratified by a resolution by the Company's Board of Directors, to perform her duties after written notice thereof and a fifteen (15) day period in which to cure such failure, and failure to cure such breach within fifteen (15) days after written notice thereof.

         5.       PROTECTION OF CONFIDENTIAL INFORMATION;
                  NON-SOLICITATION; NON-INDUCEMENT; REMEDIES;
                  AND EXPENSES

                  5.1 CONFIDENTIAL INFORMATION. Employee agrees that at all times hereafter (including all times during and after her employment by the Company) she will not, either directly or indirectly, disseminate or make use of any of the confidential business and technical information of the Company or its customers, regardless of how such information may have been acquired. Such confidential information shall be considered to include, without limitation, advertising policies and procedures, financial information, the identity and lists of actual and potential customers, and any product used by the Company, all to the extent that such information is not intended for dissemination in the industry. Furthermore, Employee agrees that upon termination of her employment with the Company, she will promptly return to the Company all memoranda, notes, records, reports, manuals and other documents (and all copies thereof) relating to the Company's business which she may then possess or have under her control.

                  5.2 NO SOLICITATION OF EMPLOYEES OR CUSTOMERS. Employee further agrees that for as long as she is employed by the Company and for a period of nine (9) months from the termination of such employment she will not:

                      (a) in any manner induce, attempt to induce, or assist others to induce or attempt to induce any employee, agent, representative, or other person employed by or associated with the Company, to terminate such employment or association, nor in any manner, directly or indirectly interfere with the relationship between the Company and any of such persons; or

                      (b) in any manner induce or attempt to induce any customer of the Company to terminate her, her or its association with the Company or do anything, directly or indirectly, to interfere with the business relationship between the Company and any customers of the Company.

                  5.3 REMEDIES. If Employee commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the right and remedy, without posting bond or other security, to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the parties that any such breach or threatened breach will cause irreparable injury to the Company for which money damages will not provide an adequate remedy. The rights and remedies enumerated above shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                  5.4 REFORMATION OF AGREEMENT. In the event that any of the covenants contained in Sections 5.1 or 5.2 of any portion thereof, shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise its discretion in reforming such covenant to the end that Employee shall be subject to nondisclosure, non-solicitation and non-competition covenants that are reasonable under the circumstances and enforceable by the Company.

                  5.5 EXPENSES AND ENFORCEMENT OF COVENANTS. In the event that any action, suit or other proceeding at law or in equity is brought to enforce any of the covenants in Sections 5.1 or 5.2 hereof or to obtain money damages for the breach thereof, the party prevailing in any such action, suit or other proceeding shall be entitled upon demand to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.


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         6.       NOTICES

                  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by prepaid telegram, or mailed postage prepaid, by certified mail (notices sent by telegram or mailed shall be deemed to have been given and shall be effective on the date of dispatch or mailing, as the case may be) to the parties at the following addresses or at such other address for a party as such party may from time-to-time designate by notice in writing to the other party in accordance therewith:

                  (a)      If to the Company, to:

                                    GLB BANCORP, INC.
                                    7001 Center Street
                                    Mentor, Ohio 44060
                                    Attention:  Chairman, Board of Directors

                  (b)      If to Employee:

                                    CHERYL JEAN MIHITSCH
                                    6210 Barrett Road
                                    Geneva, Ohio 44041

         7.       GENERAL

                  7.1 BINDING EFFECT; ASSIGNMENT. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Employee, her heirs at law, legatees, distributees, executors, administrators, other legal representatives and permitted assigns, and shall be binding upon and inure to the benefit of the Company and its successors and assigns. Employee may not assign, pledge or encumber in any way all or part of her interest under this Agreement without the prior written consent of the Company.

                  If the Company should merge or consolidate with, or sell all or substantially all of its assets to, any other corporation or party, then the provisions of this Agreement shall be binding upon and shall inure to the benefit of the corporation resulting from such merger or consolidation or the other corporation, or party to whom such assets are sold.

                  7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio as applies to contracts made and to be performed entirely within such State.

                  7.3 HEADINGS. The section headings contained in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  7.4 RECOVERY OF ATTORNEY FEES AND EXPENSES. In the event that any action is brought for breach of any of the provisions hereof by either party hereto, and in the further event that such breach is established, then and in such event, the non-breaching party shall be entitled to recover reasonable attorney fees and other expenses associated with the bringing and prosecution of such action.

                  7.5 NO PERSONAL LIABILITY. Employee agrees that in no event shall any officer, director, shareholder or employee of the Company have any personal liability in contract or in tort to Employee in connection with any breach of alleged breach of this Agreement, it being agreed by Employee that she shall look solely to the Company for any breach or alleged breach hereof.

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                  7.6 REPRESENTATION BY EMPLOYEE. Employee represents that she is not bound by any contract or agreement which would operate to impair, restrict or limit Employee's legal ability to enter into this Agreement or fulfill Employee's responsibilities hereunder.

                  7.7 CONDITION SUBSEQUENT. Employee acknowledges that the Company's obligations hereunder are conditioned and contingent upon the adoption of a Resolution by the Company's Board of Directors approving the terms and conditions hereof.

                  7.8 NO EMPLOYMENT RIGHTS. Nothing contained in this Agreement is intended to create any right or duty, on the part of the Company or Employee, to have Employee remain in the employ of the Company.

                  7.9 ARBITRATION. Any controversy or dispute arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Cleveland, Ohio, pursuant to the rules then obtaining of the American Arbitration Association. The determination of the arbitrator shall be final and binding on the parties, and judgment upon any award in arbitration may be entered in any court having jurisdiction. Nothing herein shall prevent either party from obtaining injunctive relief without arbitration.

                  7.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereof. This Agreement may not be changed orally, but may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by each of the parties or, in the case of a waiver, signed by the party against whom enforcement of such waiver is being sought.

                  7.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The execution of counterparts shall not be deemed to constitute delivery of this Agreement by a party until the other party has also executed and delivered its or her counterpart.




                            [Signature Page Follows]


         IN WITNESS WHEREOF, the parties personally or by their duly authorized officers have executed this Change of Control Agreement as of the date first above written.


EMPLOYEE:                                           THE COMPANY:

                                                    GLB BANCORP, INC.



/s/Cheryl Jean Mihitsch                    BY:/s/Richard T. Flenner, Jr.
----------------------------------         -------------------------------------
Cheryl Jean Mihitsch                       Richard T. Flenner, Jr., President